EXHIBIT 32

                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Baywood International, Inc., a Nevada corporation (the "Company"), Quarterly Report on Form 10-QSB for the three and six month periods ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof, I, Neil Reithinger, Chief Executive Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          To the best of the undersigned's knowledge, based upon a review of the Company's Form 10-QSB for the three and six month periods ended June 30, 2004:

          1. The Company's Quarterly Report on Form 10-QSB for the three and six month periods ended June 30, 2004, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

          2. The information contained in the Company's Form 10-QSB for the three and six month periods ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of the Company.

                              /s/ Neil Reithinger
                              -------------------
                              Neil Reithinger, Chief Executive Officer,
                              Principal Accounting Officer


STATE OF ARIZONA       )
                       )
County of Maricopa     )

          The foregoing was acknowledged before me this 13th day of August 2004, by Neil Reithinger, Chief Executive Officer and Principal Accounting Officer of Baywood International, Inc., a Nevada corporation, on behalf of such corporation.

                                   /s/ Tricia L. Murphy
                                   Notary Public

My Commission Expires:


March 14, 2005


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